As filed with the Securities and Exchange Commission on April 24, 2003.

                                                              File No. 811-10567

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2

                                       TO

                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940


                         INTERNATIONAL EQUITY PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)


                       P.O. Box 7177, 6000 Memorial Drive
                               Dublin, Ohio 43017

                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 614-766-7000

      Wesley F. Hoag, P.O. Box 7177, 6000 Memorial Drive, Dublin, OH 43017
                     (Name and Address of Agent for Service)

                                    Copy to:
                                 James B. Craver
                              Burns & Levinson LLP
                                125 Summer Street
                              Boston, MA 02110-1624

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement of International Equity Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

     Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph 2 of Instruction B of the General Instructions to Form N-1A.

ITEM 4.   INVESTMENT  OBJECTIVES,  PRINCIPAL  INVESTMENT  STRATEGIES AND RELATED
--------------------------------------------------------------------------------
          RISKS.
          ------

     International Equity Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on June 21, 2001.

     The Portfolio's investment adviser and investment subadviser are Meeder Asset Management, Inc. (the "Manager" or "Adviser"), formerly known as R. Meeder & Associates, Inc., and CGU Fund Management (the "Subadviser"), respectively. The Portfolio seeks long-term growth. To pursue this goal, the Portfolio invests in equity securities of foreign issuers.

     Normally, the Portfolio will be invested in equity securities of foreign issuers domiciled in developed countries. Equity securities include common and preferred stocks, convertible securities and warrants or rights to subscribe to or purchase such securities, and depositary receipts. The Portfolio intends to diversify its assets broadly among countries and will normally invest in at least three countries.

     The Portfolio's investment goal is not fundamental and may be changed without investor approval.


     The Portfolio may invest up to 20% of its assets in any type of investment grade securities, including debt securities of foreign issuers, and obligations of the U.S. and foreign governments and their political subdivisions.


     The Portfolio pursues its investment goal by focusing on four global themes and they are:

     COMPETITIVE ADVANTAGE: Companies with a clear competitive edge from exceptional management, low production costs, innovative R&D, quality products, or imaginative use of technology and e-commerce.

     RESTRUCTURING:   Companies  that  can  release  shareholder  value  through restructuring and developing a clearer focus on their core businesses.

     DISINFLATIONARY WORLD: In an era of stable or falling prices, companies with market dominance, strong brands or a powerful niche presence are better placed to withstand pressure on margins.

     MISALLOCATION OF CAPITAL: Core industries, such as power generation, transport, housing and education have been badly underfunded in recent years. This is due to change.

     Key global themes are identified in conjunction with the Economics/Strategy team. These should span geographic boundaries and industries. Having identified these themes, likely attributes are highlighted from which the bottom up stock analysts select key stock beneficiaries to suit the thematic criteria. A global theme buy list is compiled of primarily large/mid-capitalized stocks, from which the global equity team compile the portfolio. The aim is to achieve a high quality and well-diversified global equity portfolio, yet focusing upon core themes rather than merely the geographic domicile of a stock.


     Normally, the Portfolio will be invested in equity securities of foreign issuers domiciled in developed countries. Equity securities include common and preferred stocks, convertible securities and warrants or rights to subscribe to or purchase such securities, and depositary receipts. However, the Portfolio is not required to invest in such securities. Rather, the Portfolio may invest in any type of investment grade securities, including debt securities of foreign issuers, and obligations of the U.S. and foreign governments and their political subdivisions.


     The Portfolio intends to diversify its assets broadly among countries and normally invests in at least three foreign countries. The Portfolio may, however, invest a substantial portion of its assets in one or more of such countries. The Portfolio may also invest up to a maximum of 5% of its assets in developing markets.

     Developed countries include, among others: Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom, Hong Kong, Japan, New Zealand, and Singapore.

     Developing countries include, among others: Poland, Czech Republic, Hungary, Turkey, India, Malaysia, Pakistan, Israel, Sri Lanka, Russia, China, Indonesia, Korea, Greece, Jordan, Philippines, Taiwan, Thailand, the Republic of South Africa, Peru, Brazil, Colombia, Argentina, Chile, Venezuela, and Mexico.

     The Portfolio may attempt to hedge against unfavorable changes in currency exchange rates by:

          o Engaging in forward currency contracts, which are agreements between two parties to exchange currencies at a set price on a future date.

          o Purchasing and writing put and call options on foreign currencies, which are contracts involving the right or obligation to deliver or receive assets or money depending on the future performance of a currency.

          o Trading currency futures contracts and options on such contracts.

     The Portfolio may invest in "traditional" derivatives, such as financial futures contracts, stock index futures contracts, foreign currency contracts and related options as a hedge against changes, resulting from market conditions, in the value of securities held or intended to be held by the Portfolio.

     The Portfolio may also lend its portfolio securities.

     During periods when the subadviser deems it necessary for temporary defensive purposes, the Portfolio may invest up to 20% of its assets in high quality money market instruments. These instruments consist of commercial paper, certificates of deposit, banker's acceptances and other bank obligations, obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, high grade corporate obligations and repurchase agreements. When invested defensively, the Portfolio could be unable to achieve its investment objective.

MAIN RISK FACTORS.

     As with any growth fund, the value of your investment will fluctuate in response to stock market movements. Because it invests internationally, the Portfolio carries additional risks, which may make the Portfolio more volatile than a comparable domestic growth fund.

     The political, economic and social structures of some countries in which the Portfolio invests may be less stable and more volatile than those in the U.S. The risks of investing in these countries include the possibility of the imposition of exchange controls, currency devaluations, foreign ownership limitations, expropriation, restrictions on removal of currency or other assets, nationalization of assets, punitive taxes, and certain custody and settlement risks.

     Foreign securities markets may have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than in the U.S.

ITEM 6.   MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
---------------------------------------------------------


     The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. The address of the Adviser is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017. A majority of the Portfolio's Trustees are not affiliated with the Adviser. U.S. Bank, N.A. is the Portfolio's custodian, The Chase Manhattan Bank (London Branch)("Chase") is the Portfolio's sub-custodian and Mutual Funds Service Co. is the Portfolio's transfer agent and dividend paying agent. The address of the custodian is 425 Walnut Street, Cincinnati, OH 45202, the address for the sub-custodian is 125 London Wall, London EC2Y 5AJ and the address of Mutual Funds Service Co. is 6000 Memorial Drive, Dublin, Ohio 43017.

     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.

     Meeder Asset Management, Inc., has been an adviser to individuals and retirement plans since 1974 and has served as investment adviser to registered investment companies since 1982. As of December 31, 2002, the Manager managed $1.25 billion in assets. The Manager serves the Portfolio pursuant to an Investment Advisory Agreement under the terms of which it has agreed to provide an investment program within the limitations of the Portfolio's investment policies and restrictions, and to furnish all executive, administrative, and clerical services required for the transaction of Portfolio business, other than accounting services and services which are provided by the Portfolio's custodian, transfer agent, independent accountants and legal counsel.

     The Manager was incorporated in Ohio in 1974 and maintains its principal offices at 6000 Memorial Drive, Dublin, Ohio 43017. The Manager is a wholly-owned subsidiary of Meeder Financial, Inc. Meeder Financial is controlled by Robert S. Meeder, Sr. through ownership of voting common stock. Meeder Financial conducts business only through its five subsidiaries which are the Manager; Mutual Funds Service Co., the Portfolio's transfer agent; Adviser Dealer Services, Inc., a registered broker-dealer; Meeder Advisory Services, Inc., a registered investment adviser and OMCO, Inc., a registered commodity trading adviser.

     The Manager's officers and directors are as follows: Robert S. Meeder, Sr., Chairman and Sole Director; Robert S. Meeder, Jr., President; Ronald C. Paul, Treasurer; Donald F. Meeder, Assistant Secretary; David M. Rose, Chief Operating Officer; and Wesley F. Hoag, Vice President, General Counsel and Secretary.

     Michael Jennings, CGU Fund Management's Head of Global Equities, is the lead portfolio manager of the Portfolio.

     The Manager earns an annual fee, payable in monthly installments, at the rate of 1% of the average net assets of the Portfolio, payable in monthly installments.

     Under the Investment Subadvisory Agreement, the Manager, not the Portfolio, pays the Subadviser a fee, computed daily and payable monthly, in an amount equal to 100% of the investment advisory fees received by the Manager under its investment advisory contract with the Portfolio with regard to the first $10 million of average net assets of the Portfolio, 30% of such advisory fees received by the Manager with regard to the next $10 million of average net assets of the Portfolio and 65% of such advisory fees received by the Manager with regard to average net assets of the Portfolio greater than $20 million.

SUBADVISER


     CGU Fund Management ("CGU FM") is the investment subadviser to the Portfolio. CGU FM is a wholly-owned subsidiary of Aviva Plc, an international insurance and financial services organization that was formed as a result of the mergers of Commercial Union and General Accident in 1998 and Norwich Union in 2000. As of December 31, 2002, CGU FM and its affiliates managed $168 billion in assets worldwide. CGU FM is an investment adviser to mutual funds, public and corporate employee benefit plans, charities, insurance companies, banks, investment trusts and other institutions. CGU Fund Management is a business name of Morley Fund Management Limited, registered in England No. 1151805. A member of the Norwich Union Marketing Group, members of which are authorized and regulated by the Financial Services Authority in the United Kingdom. The principal office is at No. 1 Poultry, London EC2R 8EJ.


     The Manager continues to have responsibility for all investment advisory services provided to the Portfolio and supervises CGU FM's performance of such services.

                          TRANSFER AGENT AND CUSTODIAN

     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., 6000 Memorial Drive, Dublin, Ohio 40317, a wholly-owned subsidiary of Meeder Financial, Inc. pursuant to which Mutual Funds Service Co. provides accounting, stock transfer, dividend disbursing, and shareholder services to the Portfolio. The minimum annual fee, payable monthly, for accounting services in the Portfolio is $30,000. Subject to the applicable minimum fee, the fee is computed at the rate of 0.03% of the first $100 million, 0.02% of the next $150 million and 0.01% in excess of $250 million of the Portfolio's average net assets.


     Pursuant to a Custody Agreement, U.S. Bank, N.A. acts as the custodian of the Portfolio's assets. Pursuant to a Global Custody Agreement, Chase acts as the sub-custodian of the Portfolio's assets. See Part B for more detailed information concerning custodial arrangements.


                                    EXPENSES

     The expenses of the Portfolio include the compensation of its Trustees who are not affiliated with the Adviser or Subadviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of, and the net income on, the Portfolio; all fees under its Administration and Accounting Services Agreements; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Investment Advisory Agreement.

ITEM 7.   SHAREHOLDER INFORMATION.
----------------------------------

CAPITAL STOCK AND OTHER SECURITIES

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (E.G., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The net income of the Portfolio is determined each day on which the N.Y.S.E. is open for trading (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act) ("Fund Business Day"). This determination is made once during each such day. All the net income of the Portfolio, as defined below, so determined is allocated PRO RATA among the investors in the Portfolio at the time of such determination.

     For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share PRO RATA in the net assets of the Portfolio available for distribution to investors.

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

     Investor inquiries may be directed to the Portfolio at 6000 Memorial Drive, Dublin, Ohio 43017.

PURCHASE OF SECURITIES

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio.

     There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. As of 3:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 3:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 3:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 3:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 3:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 3:00 p.m., New York time, on that Fund Business Day.

REDEMPTION OR REPURCHASE

     An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

     The Portfolio has reserved the right to pay redemption proceeds by a distribution in kind of portfolio securities (rather than cash) in the event of an emergency or when, in the opinion of the Portfolio or the Adviser, payment in cash would be harmful to existing investors. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets and the redeeming investor may incur brokerage and transaction charges in converting the securities to cash. The Portfolio does not intend to redeem illiquid securities in kind. If this happens, however, the redeeming investor may not be able to recover its investment in a timely manner.

     The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the N.Y.S.E. is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 8.   DISTRIBUTION ARRANGEMENTS.
-------   --------------------------

     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
------------------------------------------

                         INTERNATIONAL EQUITY PORTFOLIO
                               6000 Memorial Drive
                               Dublin, Ohio 43017


STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 24, 2003
--------------------------------------------------------

This Statement of Additional Information is not a prospectus. It should be read in conjunction with the Prospectus of the International Equity Portfolio dated April 24, 2003. A copy of the Prospectus may be obtained at the above address, or by calling: 1-800-494-3539, or (614) 760-2159. Capitalized terms used and not otherwise defined herein have the same meanings as defined in the Prospectus.


TABLE OF CONTENTS

                                                                            Page

Portfolio History ...................................................       B-2
Description of the Portfolio and Its Investments
and Risks ...........................................................       B-2
Investment Restrictions .............................................       B-25
Management of the Portfolio .........................................       B-27
Control Persons and Principal Holders of Securities .................       B-36
Investment Advisory and Other Services ..............................       B-36
Brokerage Allocation and Other Practices ............................       B-39
Capital Stock and Other Securities ..................................       B-42
Purchase, Redemption and Pricing of Securities ......................       B-44
Taxation of the Portfolio ...........................................       B-46
Underwriters ........................................................       B-46
Calculation of Performance Data .....................................       B-46
Financial Statements ................................................       B-46

ITEM 11.  PORTFOLIO HISTORY.
----------------------------

     The Portfolio is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on June 21, 2001.

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.
---------------------------------------------------------------------

     Part A contains additional information about the investment objective and policies of the International Equity Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A.

     The investment policies are not fundamental and may be changed by the Trustees of the Portfolio without investor approval. No such change would be made, however, without 30 days' written notice to investors.

                                     GENERAL

     The Subadviser's philosophy is founded on a top down, theme-driven approach to investment management. The Subadviser aims to add value to the Portfolio at all stages of the investment process, from the Subadviser's strategic top down approach to asset allocation and currency hedging to the Subadviser's sector and individual stock selection. While the Subadviser's portfolio managers operate within a disciplined and structured environment, they have a high degree of freedom over stock selection, enabling them to exercise their individual flair.

     In seeking to meet its investment objective, the Portfolio may invest in any type of security whose investment characteristics are consistent with the Portfolio's investment program. These and some of the other investment strategies the Portfolio may use are described below. Although these strategies are regularly used by some investment companies and other institutional investors in various markets, some of these strategies cannot at the present time be used to a significant extent by the Portfolio in some of the markets in which the Portfolio will invest and may not be available for extensive use in the future.

     When allocating investments among countries, the Subadviser will consider various criteria, including the relative economic growth potential of the various countries' economies; expected levels of inflation; government policies influencing business conditions; and the outlook for currency relationships. By investing in foreign securities, the Subadviser will attempt to take advantage of differences between economic trends and performance of securities markets in various countries.

     ASSET ALLOCATION. Asset allocation decisions are made by the lead portfolio manager. The Subadviser's lead portfolio manager takes a top down view, considering the results of economic analysis, currency forecasts, political issues and market valuations to establish structural guidelines to which the portfolio must adhere. He or she seeks to contribute to performance by making strategic switches between asset classes and geographical regions. Once these asset allocation guidelines are set, stock selection decisions are made by specialist regional portfolio managers in accordance with country and sector strategy.

     COUNTRY AND SECTOR STRATEGY. Country and sector strategy is determined within the guidelines set by the Subadviser's portfolio manager following consultation with their teams on the implications of trends in interest rates, exchange rates and other economic fundamentals.

     The objective is to pinpoint countries and sectors which are likely to outperform based on where each market is in terms of its business cycle. The Subadviser recognizes that different economic and monetary backgrounds result in good performance by different groups of stocks and the Subadviser judges the broad areas of a market (growth stocks, value stocks, interest rate sensitives, etc.) which are likely to outperform at any particular stage of the cycle. At the same the Subadviser pays close attention to the themes on which a market is likely to concentrate at a particular time (such as brand values, takeover activity, or balance sheet strength). Once all these factors are considered, a formal country and sector strategy is constructed to which all relevant portfolios must conform. In order to control risk and the extent of the view taken, limits are set on the deviations that may be made from the country and sector matrices.

     EQUITY STOCK SELECTION. The Subadviser's portfolio managers have the freedom to choose stocks within the framework of this matrix structure. In reaching stock selection decisions, the Subadviser uses the commonly recognized yardsticks of price/earnings ratios and dividend yields, comparing stocks to market valuations, relevant sector variations and the history of the particular stock. The Subadviser looks for excesses of overvaluation/undervaluation in the market which are tested against the Subadviser's top down view, and make a qualitative judgment about what is already discounted in the market and what is likely to occur in the future.

     The continued holding of a stock is constantly tested against the reason for purchase. Once valuation measures no longer warrant the holding of a security, it is sold. If purchase was based on a single event which occurs, or which now appears unlikely to occur, the stock would be sold. A change in top down view may also necessitate a sale where a holding represents only a thematic or sector view. Price targets are only set for short-term trading.

     CURRENCY. The Subadviser treats currency as a separate asset class and it is analyzed as such. The Subadviser does not believe in speculating in currencies and it is the Subadviser's normal stance to take on the natural currency exposure that comes with the Subadviser's portfolio positions. However, when the Subadviser does take on a currency position, the Subadviser does so because they believe a significant long-term trend is developing which suggests hedging will both enhance returns and markedly contribute to reduced risk and volatility in the Portfolio.

     MONEY MARKET INSTRUMENTS. When investing in U.S. money market instruments, the Portfolio will limit its purchases, denominated in U.S. dollars, to the following securities.

     * U.S. Government Securities and Securities of its Agencies and Instrumentalities - obligations issued or guaranteed as to principal or interest by the United States or its agencies (such as the Export Import Bank of the United States, Federal Housing Administration, and Government National Mortgage Association) or its instrumentalities (such as the Federal Home Loan Bank, Federal Intermediate Credit Banks and Federal Land Bank), including Treasury bills, notes and bonds.

     * Bank Obligations and Instruments Secured Thereby - obligations including certificates of deposit, time deposits and bankers' acceptances) of domestic banks having total assets of $1,000,000,000 or more, instruments secured by such obligations and obligations of foreign branches of such banks, if the domestic parent bank is unconditionally liable to make payment on the instrument if the foreign branch fails to make payment for any reason. The Portfolio may also invest in obligations (including certificates of deposit and bankers acceptances) of domestic branches of foreign banks having assets of $1,000,000,000 or more if the domestic branch is subject to the same regulation as United States banks. The Portfolio will not invest at time of purchase more than 25% of its assets in obligations of banks nor will the Portfolio invest more than 10% of its assets in time deposits.

     * High Quality Commercial Paper - The Portfolio may invest in commercial paper rated no lower than A-2 by Standard & Poor's Corporation or Prime-2 by Moody's Investors Services Inc. or if not rated issued by a company having an outstanding debt issue rated at least A by Standard & Poor's or Moody's.

     * Private Placement Commercial Paper - Private placement commercial paper consists of unregistered securities which are traded in public markets to qualified institutional investors such as the Portfolio. The Portfolio's risk is that the universe of potential buyers for the securities should the Portfolio desire to liquidate a position is limited to qualified dealers and institutions and therefore such securities could have the effect of being illiquid.

     * High Grade Corporate Obligations - obligations rated at least A by Standard & Poor's or Moody's. See rating information below.

     *    Repurchase Agreements -- See Repurchase Agreements below.

         The Subadviser exercises due care in the selection of money market instruments. However, there is a risk that the issuers of the securities may not be able to meet their obligations to pay interest or principal when due. There is also a risk that some of the Portfolio's securities might have to be liquidated prior to maturity at a price less than original amortized cost or value face amount or maturity value to meet larger than expected redemptions. Any of these risks if encountered could cause a reduction in net income or in the net asset value of the Portfolio.

Ratings
-------

1.   Moody's Investors Services Inc.'s Corporate Bond Rating:

     Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa - Bonds which are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins or protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

     A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length or time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

2.   Standard and Poor's Corporation's Corporate Bond Rating:

     AAA- Bonds rated AAA are highest grade obligations. They possess the ultimate degree of protection as to principal and interest. Marketwise they move with interest rates and hence provide the maximum safety on all counts.

     AA - Bonds rated AA also qualify as high grade obligations and in the majority of instances differ from AAA issues only in small degree. Here too prices move with the long-term money market.

     A - Bonds rated A are regarded as upper medium grade. They have considerable investment strength but are not entirely free from the adverse effect of changes in economic and trade conditions. Interest and principal are regarded as safe. They predominantly reflect money rates in their market behavior but to some extent also economic conditions.

     BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

3.   A-1 and P-1 Commercial Paper Ratings:

     Commercial paper rated A-1 by Standard & Poor's Corporation ("S&P") has the following characteristics: Liquidity ratios are adequate to meet cash requirements. Long-term senior debt is rated A or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend. Typically the issuer's industry is well established and the issuer has a strong position within the industry. The reliability and quality of management are unquestioned. Relative strength or weakness of the above factors determines whether the issuer's commercial paper is A-1 A-2 or A-3. The rating P-1 is the highest commercial paper rating assigned by Moody's Investors Service Inc. ("Moody's"). Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and customer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

4.   Description of Permitted Money Market Investments:

     Commercial Paper - refers to promissory notes issued by corporations in order to finance their short term credit needs.

     U.S. Government Obligations - are bills, certificates of indebtedness, notes and bonds issued by the U.S. Treasury and agencies, authorities and instrumentalities of the U.S. Government established under the authority of an act of Congress. Some obligations of U.S. Government agencies, authorities and instrumentalities are supported by the full faith and credit of the U.S. Treasury, as for example, the Government National Mortgage Association; others by the right of the issuer to borrow from the Treasury, as in the case of Federal Farm Credit Banks and Federal National Mortgage Association; and others only by the credit of the agency authority or instrumentality; as for example, Federal Home Loan Mortgage and Federal Home Loan Bank.

     Repurchase Agreements - See Repurchase Agreements below.

     Certificates of Deposit - are certificates issued against funds deposited in a bank are for a definite period of time earn a specified or variable rate of return and are normally negotiable.

     Banker's Acceptances - are short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed accepted when a bank guarantees their payment at maturity.

     Corporate Obligations - include bonds and notes issued by corporations in order to finance longer term credit needs.

     COMMON AND PREFERRED STOCKS. Stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stock in its claim on income for dividend payments and on assets if the company is liquidated. After other claims are satisfied, common stockholders participate in company profits on a pro rata basis; profits may be paid out in dividends or reinvested in the company to help it grow. Increases and decreases in earnings are usually reflected in a company's stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities. While most preferred stocks pay a dividend, the Portfolio may purchase preferred stock where the issuer has omitted, or is in danger of omitting, payment of its dividend. Such investments would be made primarily for their capital appreciation potential.

     CONVERTIBLE SECURITIES AND WARRANTS. The Portfolio may invest in debt or preferred equity securities convertible into or exchangeable for equity securities. Traditionally, convertible securities have paid dividends or interest at rates higher than common stocks but lower than non-convertible securities. They generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree. In recent years, convertibles have been developed which combine higher or lower current income with options and other features. Warrants are options to buy a stated number of shares of common stock at a specified price any time during the life of the warrants (generally, two or more years).


     FIXED INCOME SECURITIES. The Portfolio may invest up to 20% of its total assets in any type of investment-grade security. Such securities would be purchased in companies which meet the investment criteria for the Portfolio. The price of a bond fluctuates with changes in interest rates, rising when interest rates fall and falling when interest rates rise.


     ILLIQUID INVESTMENTS are investments that cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued. Under the supervision of the Board of Trustees, the Subadviser determines the liquidity of the Portfolio's investments and through reports from the Subadviser, the Board monitors investments in illiquid instruments. In determining the liquidity of the Portfolio's investments the Subadviser may consider various factors including (1) the frequency of trades and quotations,
(2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the security (including any demand or tender features), and (5) the nature of the marketplace for trades (including the ability to assign or offset the Portfolio's rights and obligations relating to the investment). Investments currently considered by the Portfolio to be illiquid include repurchase agreements not entitling the holder to payment of principal and interest within seven days, over-the-counter options, and non-government stripped fixed-rate mortgage-backed securities. Also, the Subadviser may determine some restricted securities government-stripped fixed-rate mortgage-backed securities loans and other direct debt instruments and swap agreements to be illiquid.

However, with respect to over-the-counter options the Portfolio writes, all or a portion of the value of the underlying instrument may be illiquid depending on the assets held to cover the option and the nature and terms of any agreement the Portfolio may have to close out the option before expiration. In the absence of market quotations, illiquid investments are priced at fair value as determined in good faith by the Board of Trustees. If through a change in values, net assets or other circumstances, the Portfolio were in a position where more than 15% of its net assets were invested in illiquid securities, it would seek to take appropriate steps to protect liquidity.

     RESTRICTED SECURITIES generally can be sold in privately negotiated transactions pursuant to an exemption from registration under the Securities Act of 1933 or in a registered public offering. Where registration is required, the Portfolio may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to seek registration of the security.

     TEMPORARY INVESTMENTS. For temporary defensive purposes, the Portfolio may invest up to 20% of its total assets in money market funds and the following money market securities, denominated in U.S. dollars or in the currency of any foreign country, issued by entities organized in the U.S. or any foreign country: short-term (less than twelve months to maturity) and medium-term (not greater than five years to maturity) obligations issued or guaranteed by the U.S. government or the governments of foreign countries, their agencies or instrumentalities; finance company and corporate commercial paper, and other short-term corporate obligations, in each case rated Prime-1 by Moody's or A or better by S&P or, if unrated, of comparable quality as determined by the Subadviser; obligations (including certificates of deposit, time deposits and bankers' acceptances) of banks; and repurchase agreements with banks and broker-dealers with respect to such securities. When invested defensively, the Portfolio could be unable to achieve its investment objective.

     REPURCHASE AGREEMENTS. For temporary defensive purposes and for cash management purposes, the Portfolio may enter into repurchase agreements with U.S. banks and broker-dealers. A repurchase agreement involves the obligation of the seller to pay the agreed upon price which obligation is in effect secured by the value (at least equal to the amount of the agreed upon resale price and marked to market daily) of the underlying security. Under a repurchase agreement, the Portfolio acquires a security from a U.S. bank or a registered broker-dealer who simultaneously agrees to repurchase the security at a specified time and price. The repurchase price is in excess of the purchase price by an amount which reflects an agreed-upon rate of return, which is not tied to the coupon rate on the underlying security. Under the 1940 Act, repurchase agreements are considered to be loans collateralized by the underlying security and therefore will be fully collateralized. However, if the seller should default on its obligation to repurchase the underlying security, the Portfolio may experience delay or difficulty in exercising its rights to realize upon the security and might incur a loss if the value of the security declines, as well as incur disposition costs in liquidating the security.

     The Portfolio may engage in repurchase agreements with respect to any security in which it is authorized to invest.

     While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to the Portfolio in connection with bankruptcy proceedings), it is the Portfolio's current policy to limit repurchase agreement transactions to parties whose creditworthiness has been reviewed and found satisfactory by the Subadviser.

     BORROWING. As a fundamental policy, the Portfolio may borrow up to one-third of the value of its total assets from banks to increase its holdings of portfolio securities. Under the Investment Company Act of 1940, the Portfolio is required to maintain continuous asset coverage of 300% with respect to such borrowings and to sell (within three days) sufficient portfolio holdings to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise, even if such liquidations of the Portfolio's holdings may be disadvantageous from an investment standpoint. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Portfolio's net asset value, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

     SECURITIES LENDING. The Portfolio may lend to broker-dealers portfolio securities with an aggregate market value of up to one-third of its total assets to generate income. Such loans must be secured by collateral (consisting of any combination of cash, U.S. government securities or irrevocable letters of credit) in an amount at least equal (on a daily market-to-market basis) to the current market value of the securities loaned. The Portfolio may terminate the loans at any time and obtain the return of the securities loaned within five business days. The Portfolio will continue to receive any interest or dividends paid on the loaned securities and will continue to retain any voting rights with respect to the securities. In the event that the borrower defaults on its obligation to return borrowed securities, because of insolvency or otherwise, the Portfolio could experience delays and costs in gaining access to the collateral and could suffer a loss to the extent that the value of the collateral falls below the market value of the borrowed securities.

     Securities lending allows the Portfolio to retain ownership of the securities loaned and, at the same time, to earn additional income. Since there may be delays in the recovery of loaned securities or even a loss of rights in collateral supplied should the borrower fail financially, loans will be made only to parties deemed by the Subadviser to be of good standing. Furthermore, they will only be made if in the Subadviser's judgment the consideration to be earned from such loans would justify the risk.

     The Subadviser understands that it is the current view of the SEC Staff that the Portfolio may engage in loan transactions only under the following conditions: (1) the Portfolio must receive 100% collateral in the form of cash or cash equivalents (e.g. U.S. Treasury bills or notes) from the borrower; (2) the borrower must increase the collateral whenever the market value of the securities loaned (determined on a daily basis) rises above the value of the collateral; (3) after giving notice, the Portfolio must be able to terminate the loan at any time; (4) the Portfolio must receive reasonable interest on the loan or a flat fee from the borrower, as well as amounts equivalent to any dividends, interest or other distributions on the securities loaned and to any increase in market value; (5) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (6) the Board of Trustees must be able to vote proxies on the securities loaned, either by terminating the loan or by entering into an alternative arrangement with the borrower.

     Cash received through loan transactions may be invested in any security in which the Portfolio is authorized to invest. Investing this cash subjects that investment as well as the security loaned to market forces (i.e. capital appreciation or depreciation).

     FOREIGN INVESTMENTS. Foreign investments can involve significant risks in addition to the risks inherent in U.S. investments. The value of securities denominated in or indexed to foreign currencies and of dividends and interest from such securities can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. Foreign securities markets generally have less trading volume and less liquidity than U.S. markets, and prices on some foreign markets can be highly volatile.

     Many foreign countries lack uniform accounting and disclosure standards comparable to those applicable to U.S. companies, and it may be more difficult to obtain reliable information regarding an issuer's financial condition and operations.

     In addition, the costs of foreign investing, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than for U.S. investments.

     Foreign markets may offer less protection to investors than U.S. markets. Foreign issuers, brokers, and securities markets may be subject to less government supervision. Foreign security trading practices, including those involving the release of assets in advance of payment, may involve increased risks in the event of a failed trade or the insolvency of a broker-dealer, and may involve substantial delays. It may also be difficult to enforce legal rights in foreign countries.

     Investing abroad also involves different political and economic risks. Foreign investments may be affected by actions of foreign governments adverse to the interests of U.S. investors, including the possibility of expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, or other government intervention. There may be a greater possibility of default by foreign governments or foreign government-sponsored enterprises. Investments in foreign countries also involve a risk of local political, economic, or social instability, military action or unrest, or adverse diplomatic developments. There is no assurance that the Subadviser will be able to anticipate or counter these potential events.

     The considerations noted above generally are intensified for investments in developing countries. Developing countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade a small number of securities.

     The Portfolio may invest in foreign securities that impose restrictions on transfer within the U.S. or to U.S. persons. Although securities subject to transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

     ADR's are depositary receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDR's and GDR's are typically issued by foreign banks or trust companies, although they also may be issued by U.S. banks or trust companies, and evidence ownership of underlying securities issued by either a foreign or a U.S. corporation. Generally, depositary receipts in registered form are designed for use in the U.S. securities market and depositary receipts in bearer form are designed for use in securities markets outside the U.S. Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Depositary receipts may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts also involve the risks of other investments in foreign securities, as discussed below. For purposes of the Portfolio's investment policies, the Portfolio's investments in depositary receipts will be deemed to be investments in the underlying securities.

     OPTIONS ON SECURITIES OR INDICES. The Portfolio may write (i.e., sell) covered put and call options and purchase put and call options on securities or securities indices that are traded on U.S. and foreign exchanges or in the over-the-counter markets. An option on a security is a contract that permits the purchaser of the option, in return for the premium paid, the right to buy a specified security (in the case of a call option) or to sell a specified security (in the case of a put option) from or to the writer of the option at a designated price during the term of the option. An option on a securities index permits the purchaser of the option, in return for the premium paid, the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option. The Portfolio may write a call or put option to generate income, and will do so only if the option is "covered." This means that so long as the Portfolio is obligated as the writer of a call option, it will own the underlying securities subject to the call, or hold a call at the same or lower exercise price, for the same exercise period, and on the same securities as the written call. A put is covered if the Portfolio maintains liquid assets with a value at least equal to the exercise price in a segregated account, or holds a put on the same underlying securities at an equal or greater exercise price.

     FOREIGN CURRENCY TRANSACTIONS. The Portfolio may hold foreign currency deposits from time to time and may convert dollars and foreign currencies in the foreign exchange markets. Currency conversion involves dealer spreads and other costs although commissions usually are not charged. Currencies may be exchanged on a spot (i.e., cash) basis, or by entering into forward contracts to purchase or sell foreign currencies at a future date and price. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date, which is individually negotiated and privately traded by currency traders and their customers. Forward contracts generally are traded in an interbank market conducted directly between currency traders (usually large commercial banks) and their customers. The parties to a forward contract may agree to offset or terminate the contract before its maturity or may hold the contract to maturity and complete the contemplated currency exchange.

     The Portfolio will generally not enter into a forward contract with a term of greater than one year. The Portfolio may use currency forward contracts to manage currency risks and to facilitate transactions in foreign securities. The following discussion summarizes the principal currency management strategies involving forward contracts that could be used by the Portfolio.

     In connection with purchases and sales of securities denominated in foreign currencies, the Portfolio may enter into currency forward contracts to fix a definite price for the purchase or sale in advance of the trade's settlement date. This technique is sometimes referred to as a settlement hedge or transaction hedge.

     The Subadviser expects to enter into settlement hedges in the normal course of managing the Portfolio's foreign investments. The Portfolio could also enter into forward contracts to purchase or sell a foreign currency in anticipation of future purchases or sales of securities denominated in foreign currency even if the specific investments have not yet been selected by the Subadviser.

     The Portfolio may also use forward contracts to hedge against a decline in the value of existing investments denominated in foreign currency. For example, if the Portfolio owned securities denominated in pounds sterling, it could enter into a forward contract to sell pounds sterling in return for U.S. dollars to hedge against possible declines in the pound's value. Such a hedge sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations but would not offset changes in security values caused by other factors. The Portfolio could also hedge the position by selling another currency expected to perform similarly to the pound sterling - for example, by entering into a forward contract to sell Deutschemarks or European Currency Units in return for U.S. dollars. This type of hedge sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield, or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

     The Portfolio will not enter into forward contracts if, as a result, the Portfolio will have more than 20% of its total assets committed to the consummation of such contracts. Although forward contracts will be used primarily to protect the Portfolio from adverse currency movements, they also involve the risk that anticipated currency movements will not be accurately predicted.

     Under certain conditions, SEC guidelines require mutual funds to set aside cash and appropriate liquid assets in a segregated custodial account to cover currency forward contracts. As required by SEC, guidelines the Portfolio will segregate assets to cover currency forward contracts, if any, whose purpose is essentially speculative. The Portfolio will not segregate assets to cover forward contracts entered into for hedging purposes including settlement hedges position hedges and proxy hedges.

     Successful use of forward currency contracts will depend on the Subadviser's skill in analyzing and predicting currency values. Forward contracts may substantially change the Portfolio's investment exposure to changes in currency exchange rates and could result in losses to the Portfolio if currencies do not perform as the Subadviser anticipates. For example, if a currency's value rose at a time when the Subadviser had hedged the Portfolio by selling that currency in exchange for dollars, the Portfolio would be unable to participate in the currency's appreciation. If the Subadviser hedges currency exposure through proxy hedges, the Portfolio could realize currency losses from the hedge and the security position at the same time if the two currencies do not move in tandem. Similarly, if the Subadviser increases the Portfolio's exposure to a foreign currency and that currency's value declines, the Portfolio will realize a loss. There is no assurance that the Subadviser's use of forward currency contracts will be advantageous to the Portfolio or that it will hedge at an appropriate time. The policies described in this section are non-fundamental policies of the Portfolio.

     LIMITATIONS  ON FUTURES AND OPTIONS  TRANSACTIONS.  The Portfolio will not:
(a) sell futures contracts, purchase put options or write call options if, as a result, more than 50% of the Portfolio's total assets would be hedged with futures and options under normal conditions; (b) purchase futures contracts or write put options if, as a result, the Portfolio's total obligations upon settlement or exercise of purchased futures contracts and written put options would exceed 25% of its total assets; or (c) purchase call options if, as a result, the current value of option premiums for call options purchased by the Portfolio would exceed 5% of the Portfolio's total assets. The value of the underlying securities on which options may be written at any one time will not exceed 15% of the total assets of the Portfolio. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to securities that incorporate features similar to options. The above limitations on the Portfolio's investments in futures contracts and options and the Portfolio's policies regarding futures contracts and options discussed elsewhere in this Statement of Additional Information may be changed as regulatory agencies permit.

     FUTURES CONTRACTS. For hedging purposes only, the Portfolio may buy and sell financial futures contracts, stock index futures contracts, foreign currency futures contracts and options on any of the foregoing. A financial futures contract is an agreement between two parties to buy or sell a specified debt security at a set price on a future date. An index futures contract is an agreement to take or make delivery of an amount of cash based on the difference between the value of the index at the beginning and at the end of the contract period. A futures contract on a foreign currency is an agreement to buy or sell a specified amount of a currency for a set price on a future date.

     When the Portfolio enters into a futures contract, it must make an initial deposit, known as "initial margin," as a partial guarantee of its performance under the contract. As the value of the security, index or currency fluctuates, either party to the contract is required to make additional margin payments, known as "variation margin," to cover any additional obligation it may have under the contract. In addition, when the Portfolio enters into a futures contract, it will segregate assets or "cover" its position in accordance with the 1940 Act. See "Asset Coverage for Futures and Options Positions."

     When the Portfolio purchases a futures contract, it agrees to purchase a specified underlying instrument at a specified future date. When the Portfolio sells a futures contract, it agrees to sell the underlying instrument at a specified future date. The price at which the purchase and sale will take place is fixed when the Portfolio enters into the contract.

     Some currently available futures contracts are based on specific securities, such as U.S. Treasury bonds or notes, and some are based on indices of securities prices, such as the Standard & Poor's 500 Composite Stock Price Index (S&P 500). Futures can be held until their delivery dates or can be closed out before then if a liquid secondary market is available.

     The value of a futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase the Portfolio's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When the Portfolio sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes much as if the underlying instrument had been sold.

     FUTURES MARGIN PAYMENTS. The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However both the purchaser and seller are required to deposit "initial margin" with a futures broker, known as a futures commission merchant (FCM), when the contract is entered into. Initial margin deposits are typically equal to a percentage of the contract's value.

     If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of the Portfolio's investment limitations. In the event of the bankruptcy of an FCM that holds margin on behalf of the Portfolio, the Portfolio may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the Portfolio.

     PURCHASING PUT AND CALL OPTIONS. By purchasing a put option, the Portfolio obtains the right (but not the obligation) to sell the option's underlying instrument at a fixed strike price. In return for this right, the Portfolio pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indices of securities prices and futures contracts. The Portfolio may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. If the option is allowed to expire, the Portfolio will lose the entire premium it paid. If the Portfolio exercises the option, it completes the sale of the underlying instrument at the strike price. The Portfolio may also terminate a put option position by closing it out in the secondary market at its current price, if a liquid secondary market exists.

     The buyer of a typical put option can expect to realize a gain if security prices fall substantially. However, if the underlying instrument's price does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

     The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the underlying instrument at the option's strike price.

     A call buyer typically attempts to participate in potential price increases of the underlying instrument with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

     WRITING PUT AND CALL OPTIONS. When the Portfolio writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium the Portfolio assumes the obligation to pay the strike price for the option's underlying instrument if the other party to the option chooses to exercise it. When writing an option on a futures contract, the Portfolio will be required to make margin payments to an FCM as described above for futures contracts. The Portfolio may seek to terminate its position in a put option it writes before exercise by closing out the option in the secondary market at its current price. If the secondary market is not liquid for a put option the Portfolio has written, however, the Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes and must continue to set aside assets to cover its position.

     If security prices rise, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing the underlying instrument directly, however, because the premium received for writing the option should mitigate the effects of the decline.

     Writing a call option obligates the Portfolio to sell or deliver the option's underlying instrument in return for the strike price, upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium, a call writer mitigates the effects of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

     COMBINED POSITIONS. The Portfolio may purchase and write options in combination with each other or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Portfolio may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

     CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match the Portfolio's current or anticipated investments exactly. The Portfolio may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

     Options and futures prices can also diverge from the prices of their underlying instruments even if the underlying instruments match the Portfolio's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts.

     The Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

     LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance a liquid secondary market will exist for any particular options or futures contract at any particular time. Options may have relatively low trading volume and liquidity if their strike prices are not close to the underlying instrument's current price. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Portfolio to enter into new positions or close out existing positions. If the secondary market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and potentially could require the Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired.

     OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of over-the-counter options (options not traded on exchanges) generally are established through negotiation with the other party to the option contract. While this type of arrangement allows the Portfolio greater flexibility to tailor an option to its needs, OTC options generally involve greater credit risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded.

     OPTIONS AND FUTURES RELATING TO FOREIGN CURRENCIES. The Portfolio may purchase put and call options and write covered put and call options on foreign currencies for the purpose of protecting against declines in the U.S. dollar value of foreign currency-denominated portfolio securities and against increases in the U.S. dollar cost of such securities to be acquired. As in the case of other kinds of options, however, the writing of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received, and the Portfolio could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to the Portfolio's position, it may forfeit the entire amount of the premium plus related transaction costs. Options on foreign currencies to be written or purchased by the Portfolio are traded on U.S. and foreign exchanges or over-the-counter.

     Currency futures contracts are similar to forward currency exchange contracts, except that they are traded on exchanges (and have margin requirements) and are standardized as to contract size and delivery date. Most currency futures contracts call for payment or delivery in U.S. dollars. The underlying instrument of a currency option may be a foreign currency, which generally is purchased or delivered in exchange for U.S. dollars, or may be a futures contract. The purchaser of a currency call obtains the right to purchase the underlying currency, and the purchaser of a currency put obtains the right to sell the underlying currency.

     The uses and risks of currency options and futures are similar to options and futures relating to securities or indices, as discussed above. Currency futures and options values can be expected to correlate with exchange rates, but may not reflect other factors that affect the value of the Portfolio's investments. A currency hedge, for example, should protect a Yen-denominated security from a decline in the Yen, but will not protect the Portfolio against a price decline resulting from deterioration in the issuer's creditworthiness. Because the value of the Portfolio's foreign-denominated investments changes in response to many factors other than exchange rates, it may not be possible to match the amount of currency options and futures to the value of the Portfolio's investments exactly over time.

     ASSET COVERAGE FOR FUTURES AND OPTIONS POSITIONS. The Portfolio will comply with guidelines established by the SEC with respect to coverage of options and futures strategies by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures or option strategy is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

     SHORT SALES. The Portfolio may enter into short sales "against the box" with respect to stocks it owns or has the right to obtain. For example, if the Subadviser anticipates a decline in the price of a stock it owns or has the right to obtain, it may sell the stock short "against the box" by borrowing the stock from a broker and then selling the borrowed stock. The Portfolio is then obligated to replace the borrowed stock, but is able to close the open short position by making delivery of the stock it owns or has the right to obtain. If the stock price subsequently declines, the proceeds of the short sale could be expected to offset all or a portion of the effect of the stock's decline. The Portfolio currently intends to hedge no more than 15% of its total assets with short sales on equity securities under normal circumstances.

     When the Portfolio enters into a short sale, it will be required to set aside securities equivalent in kind and amount to those sold short (or securities convertible or exchangeable into such securities) and will be required to continue to hold them while the short sale is outstanding. The Portfolio will incur transaction costs, including interest expense, in connection with opening, maintaining, and closing short sales.

     CLOSED-END INVESTMENT COMPANIES. Some countries have authorized the formation of closed-end investment companies to facilitate indirect foreign investment in their capital markets. In accordance with the 1940 Act, the Portfolio may invest up to 10% of its total assets in securities of closed-end investment companies. This restriction on investments in securities of closed-end investment companies may limit opportunities for the Portfolio to invest indirectly in certain developing markets. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their net asset values. If the Portfolio acquires shares of closed-end investment companies, shareholders would bear both their proportionate share of expenses of the Portfolio (including management and advisory fees) and, indirectly, the expenses of such closed-end investment companies.

     OPEN-END INVESTMENT COMPANIES. The Portfolio may invest in money market funds, which are open-end investment companies, and foreign open-end investment companies. The Portfolio may also invest all of its assets in an open-end investment company having substantially the same investment objective as the Portfolio (See "Investment Objectives and Policies"). Some countries have authorized the formation of open-end investment companies to facilitate indirect foreign investment in their capital markets. In accordance with the 1940 Act, the Portfolio may invest up to 5% of the value of its total assets in the securities of any single open-end investment company and up to 10% of the value of its total assets in the securities of all open-end investment companies in which the Portfolio invests.

     The Portfolio and any "affiliated persons" (as defined in the 1940 Act) may purchase in the aggregate only up to 3% of the total outstanding securities of any underlying open-end investment company. Accordingly, when affiliated persons hold shares of any of the underlying open-end investment companies, the Portfolio's ability to invest fully in shares of those open-end investment companies is restricted, and the Subadviser must then, in some instances, select alternative investments that would not have been its first preference.

     The 1940 Act also provides that an underlying open-end investment company whose shares are purchased by the Portfolio will be obligated to redeem shares held by the Portfolio only in an amount up to 1% of the underlying open-end investment company's outstanding securities during any period of less than 30 days. Shares held by the Portfolio in excess of 1% of an underlying open-end investment company's outstanding securities therefore, will be considered not readily marketable securities which together with other such securities may not exceed 15% of the Portfolio's assets.

     Investment decisions by the investment advisors of the underlying open-end investment companies are made independently of the Portfolio and its Subadviser. Therefore, the investment advisor of one underlying open-end investment company may be purchasing shares of the same issuer whose shares are being sold by the investment adviser of another such investment company. The result of this would be an indirect expense to the Portfolio without accomplishing any investment purpose.

     By investing in an open-end investment company indirectly through the Portfolio, an investor will bear not only his proportionate share of the expenses of the Portfolio (including operating costs and investment advisory and administrative fees) but also, indirectly, similar expenses of the underlying open-end investment company. In addition, a shareholder of the Portfolio indirectly bears any expenses paid by an underlying open-end investment company related to the distribution of its shares.

INVESTMENT RESTRICTIONS

     The investment restrictions below have been adopted by the Portfolio as fundamental policies. Under the Investment Company Act of 1940 (the "1940 Act"), a "fundamental" policy may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, which is defined in the 1940 Act with respect to the Portfolio as the lesser of (a) 67 percent or more of the Portfolio's beneficial interests represented at a meeting of investors if the holders of more than 50 percent of the outstanding beneficial interests are present or represented by proxy, or (b) more than 50 percent of the outstanding beneficial interests ("Majority Vote"). The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

     The Portfolio may not

     (1) with respect to 75% of the Portfolio's total assets, purchase the securities of any issuer (other than obligations issued or guaranteed by the government of the United States or any of its agencies or instrumentalities or the securities of other investment companies if otherwise permitted) if, as a result thereof, (a) more than 5% of the Portfolio's total assets would be invested in the securities of such issuer or (b) the Portfolio would hold more than 10% of the voting securities of such issuer;

     (2) issue senior securities except as permitted under the Investment Company Act of 1940;

     (3) borrow money except that the Portfolio may borrow money from banks in an amount not exceeding 33-1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings);

     (4) underwrite securities issued by others (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in the disposition of restricted securities);

     (5) purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities) if, as a result, more than 25% of the Portfolio's total assets would be invested in the securities of companies whose principal business activities are in the same industry;

     (6) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business);

     (7) purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities); or

     (8) lend any security or make any other loan if as a result more than 33-1/3% of its total assets would be lent to other parties but this limitation does not apply to purchases of debt securities or to repurchase agreements.

THE FOLLOWING INVESTMENT LIMITATIONS ARE NOT FUNDAMENTAL AND MAY BE CHANGED WITHOUT INVESTOR APPROVAL.

     (i) The Portfolio does not currently intend to sell securities short unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

     (ii) The Portfolio does not currently intend to purchase securities on margin except that the Portfolio may obtain such short-term credits as are necessary for the clearance of transactions and provided that margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

     (iii) The Portfolio may borrow money only from a bank. The Portfolio will not purchase any security while borrowings representing more than 5% of its total assets are outstanding.

     (iv) The Portfolio does not currently intend to purchase any security if as a result more than 15% of its net assets would be invested in securities that are deemed to be illiquid because they are subject to legal or contractual restrictions on resale or because they cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued including repurchase agreements with remaining maturities in excess of seven days or securities without readily available market quotes.

     (v) The Portfolio does not currently intend to purchase the securities of any issuer (other than securities issued or guaranteed by domestic or foreign governments or political subdivisions thereof) if, as a result, more than 5% of its total assets would be invested in the securities of business enterprises that, including predecessors, have a record of less than three years of continuous operation.

     (vi) The Portfolio does not currently intend to purchase warrants, valued at the lower of cost or market, in excess of 5% of the Portfolio's net assets. Included in that amount, but not to exceed 2% of the Portfolio's net assets, may be warrants that are not listed on the New York Stock Exchange or the American

Stock Exchange. Warrants acquired by the Portfolio in units or attached to securities are not subject to these restrictions.

     (vii) The Portfolio does not currently intend to invest in oil, gas, or other mineral exploration or development programs or leases.

     (viii) The Portfolio does not currently intend to purchase the securities of any issuer if those officers and Trustees of the Portfolio and those officers and directors of the Manager or the Subadviser who individually own more than 1/2 of 1% of the securities of such issuer, together own more than 5% of such issuer's securities.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.
--------------------------------------

     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated, the address of each Trustee and officer is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

TRUSTEES AND OFFICERS


"Non-Interested" Trustees
---------------------------------------------------------------------------------------------
                                                                     Number
                                                                     of
                             Year                                    in
                             First                                   Fund       Other
                             Elected A   Principal                   Complex    Directorships
                             Director    Occupation(s)               Overseen   Held
Name, Address     Position   of Fund     During Past                 by         by
and Age           Held       Complex1    Five Years                  Trustee    Trustee2
---------------------------------------------------------------------------------------------
MILTON S.         Trustee    1982        Retired; formerly a         13         None
BARTHOLOMEW,                             practicing attorney
74                                       in Columbus, Ohio; member
1424 Clubview                            of the Portfolio's Audit
Boulevard, S.                            Committee.
Worthington,
OH  43235
---------------------------------------------------------------------------------------------
ROGER D.          Trustee    1994        Professor of Marketing      13         Airnet
BLACKWELL, 62                            and Consumer Behavior,                 Systems,
Blackwell                                The Ohio State University;             Anthony &
Associates, Inc.                         President of                           Sylvan,
3380 Tremont                             Blackwell Associates,                  Applied
Road                                     Inc., a strategic                      Industrial
Columbus, OH                             consulting firm.                       Technologies,
43221                                                                           Diamond Hill,
                                                                                Intimate
                                                                                Brands, Max &
                                                                                Erma's
---------------------------------------------------------------------------------------------
WALTER L.         Trustee    1984        Retired; formerly           13         Southtrust
OGLE, 65                                 Executive Vice President               Bank, N.A.
500 Ocean                                of Aon Consulting, an                  Florida
Drive                                    employee benefits
Juno Beach, FL                           consulting group; member
33408                                    of the Portfolio's Audit
                                         Committee.
---------------------------------------------------------------------------------------------

                                      B-26

---------------------------------------------------------------------------------------------
CHARLES A.        Trustee    1997        President, Winston          13         None
DONABEDIAN, 60                           Financial, Inc., which
Winston                                  provides a variety of
Financial, Inc.                          marketing and consulting
200                                      services to investment
TechneCenter                             management companies;
Drive, Suite                             CEO, Winston Advisors,
200                                      Inc., an investment
Milford, OH                              adviser; member of the
45150                                    Portfolio's Audit
                                         Committee.
---------------------------------------------------------------------------------------------
JAMES W.          Trustee    1982,       Retired; formerly           13         None
DIDION, 72                   1998        Executive Vice President
8781 Dunsinane                           of Core Source, Inc., an
Drive                                    employee benefit and
Dublin, OH                               Workers' Compensation
43017                                    administration and
                                         consulting firm
                                         (1991-1997).
---------------------------------------------------------------------------------------------
JACK W.           Trustee    1998        Designer, Nicklaus          13         None
NICKLAUS II,                             Design, a golf course
41                                       design firm and division
11780 U.S.                               of The Nicklaus Companies.
Highway #1
North Palm
Beach, FL
33408
---------------------------------------------------------------------------------------------

"Interested" Trustees3,4
---------------------------------------------------------------------------------------------
                                                                     Number
                                                                     of
                             Year                                    in
                             First                                   Fund       Other
                             Elected A   Principal                   Complex    Directorships
                             Director    Occupation(s)               Overseen   Held
Name, Address     Position   of Fund     During Past                 by         by
and Age           Held       Complex1    Five Years                  Trustee    Trustee2
---------------------------------------------------------------------------------------------
ROBERT S.         Trustee/   1982        Chairman of Meeder Asset    13         None
MEEDER, SR.*+,    President              Management, Inc., an
74                                       investment adviser;
                                         Chairman and Director of
                                         Mutual Funds Service Co.,
                                         the Portfolio's transfer
                                         agent; Director of
                                         Adviser Dealer Services,
                                         Inc., the Meeder Advisor
                                         Funds' Distributor.
---------------------------------------------------------------------------------------------
Robert S.         Trustee    1992        President of Meeder Asset   13         None
Meeder, Jr.*,     and Vice               Management, Inc.
41                President
---------------------------------------------------------------------------------------------

Other Officers4
--------------------------------------------------------------------------------
                               Year
                               First
                               Elected A
                               Director
Name, Address     Position     of Fund       Principal Occupation(s)
and Age           Held         Complex1      During Past Five Years
--------------------------------------------------------------------------------
DONALD F.         Assistant    1982          Assistant Secretary and Vice
MEEDER*+, 64      Secretary                  President of Meeder Asset
                                             Management, Inc.; Assistant
                                             Secretary of Mutual Funds Service
                                             Co., the Portfolio's transfer
                                             agent.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
WESLEY F.         Vice         1994          Vice President, Secretary and
HOAG*+, 46        President                  General Counsel of Meeder Asset
                  and                        Management, Inc. and Mutual Funds
                  Secretary                  Service Co., the Portfolio's
                                             transfer agent; Secretary of
                                             Adviser Dealer Services, Inc., the
                                             Meeder Advisor Funds' distributor
                                             (since July 1993); Attorney,
                                             Porter, Wright, Morris & Arthur, a
                                             law firm (October 1984 to
                                             June 1993).
--------------------------------------------------------------------------------
BRUCE E.          Treasurer    1999          Treasurer and Manager/ Fund
MCKIBBEN*+, 33                               Accounting and Financial Reporting,
                                             Mutual Funds Service Co., the
                                             Portfolio's transfer agent (since
                                             April 1997).
--------------------------------------------------------------------------------


1 Trustees and Officers of the Portfolio serve until their resignation, removal or retirement.

2 This includes all directorships (other than those in the Fund Complex) that are held by each trustee as a director of a public company or a registered investment company.

3 "Interested Persons" within the meaning of the 1940 Act on the basis of their affiliation with the Fund Complex Investment Adviser, Meeder Asset Management, Inc., or its affiliated entities.

4 All of the officers listed are officers and/or directors/trustees of one or more of the other funds for which Meeder Asset Management, Inc. serves as Investment Adviser.


* Robert S. Meeder, Sr. is deemed an "interested person" of the Portfolio by virtue of his position as Chairman of Meeder Asset Management, Inc., the investment adviser of the Portfolio. Robert S. Meeder, Jr. is deemed an "interested person" of the Portfolio by virtue of his position as President of Meeder Asset Management, Inc., the investment adviser of the Portfolio. Wesley
F. Hoag is deemed an "interested person" of the Portfolio by virtue of his position as Vice President and Secretary of Meeder Asset Management, Inc., the investment adviser of the Portfolio. Donald F. Meeder is deemed an "interested person" of the Portfolio by virtue of his position as Assistant Secretary of Meeder Asset Management, Inc., the investment adviser of the Portfolio. Bruce E. McKibben is deemed an "interested person" of the Portfolio by virtue of his position as an employee of Meeder Asset Management, Inc., the investment adviser of the Portfolio.


+ P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

     Robert S. Meeder, Sr. is Robert S. Meeder, Jr.'s father and Donald F. Meeder's uncle.


BENEFICIAL INTERESTS IN THE PORTFOLIO AND FUND COMPLEX OWNED BY TRUSTEES AS OF DECEMBER 31, 2002

--------------------------------------------------------------------------------
                            Dollar Range of           Aggregate Dollar Range1 of
                            Beneficial                Shares Owned in All Funds
                            Interests in the          Within The Fund Complex
Name of Director            Portfolio Owned1          Overseen by Trustee
--------------------------------------------------------------------------------
"Non-Interested"
Trustees

Milton S. Bartholomew       $0                        Over $100,000
--------------------------------------------------------------------------------

Roger D. Blackwell          $0                        Over $100,000
--------------------------------------------------------------------------------

Walter L. Ogle              $0                        Over $100,000
--------------------------------------------------------------------------------

Charles A. Donabedian       $0                        $50,001-$100,000
--------------------------------------------------------------------------------

James W. Didion             $0                        $1 - $10,000
--------------------------------------------------------------------------------

Jack W. Nicklaus II         $0                        $10,000 - $50,000
--------------------------------------------------------------------------------

"Interested"  Trustees

Robert S. Meeder, Sr.       $0                        Over $100,000
--------------------------------------------------------------------------------

Robert S. Meeder, Jr.       $0                        Over $100,000
--------------------------------------------------------------------------------

1 Ownership disclosure is made using the following ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000 and over $100,000. The amounts listed for
"interested" trustees include shares owned through Meeder Asset Management, Inc.'s retirement plan and 401(k) Plan.

     Each Trustee and each officer of the Portfolio hold the same positions with other Portfolios, each a corresponding Portfolio of The Flex-funds or Meeder Advisor Funds, each a Massachusetts business trust consisting of several separate series.

     The following table shows the compensation paid by the Portfolio and all other mutual funds advised by the Adviser, including The Flex-funds, Meeder Advisor Funds and the corresponding portfolios of The Flex-funds and Meeder Advisor Funds (collectively, the "Fund Complex") as a whole to the Trustees of the Portfolio during the fiscal year ended December 31, 2002.

                               COMPENSATION TABLE

                                       Pension or                  Total
                                       Retirement                  Compensation
                                       Benefits       Estimated    from
                        Aggregate      Accrued as     Annual       Registrant
                        Compensation   Part of        Benefits     and Fund
                        from the       Portfolio or   Upon         Complex Paid
Trustee                 Portfolio      Fund Expense   Retirement   to Trustee1,2
-------                 ---------      ------------   ----------   -------------

Robert S. Meeder, Sr.   None           None           None         None

Milton S. Bartholomew   $1,118         None           None         $13,671

Robert S. Meeder, Jr.   None           None           None         None

Walter L. Ogle          $1,118         None           None         $13,671

Roger A. Blackwell      $1,035         None           None         $12,671

Charles A. Donabedian   $1,118         None           None         $13,671

James W. Didion         $1,035         None           None         $12,671

Jack W. Nicklaus II     $1,035         None           None         $12,671

1 Compensation figures include cash and amounts deferred at the election of certain non-interested Trustees. For the calendar year ended December 31, 2002, participating non-interested Trustees accrued deferred compensation from the funds as follows: Milton S. Bartholomew - $1,118, Roger A. Blackwell - $1,035, Charles A. Donabedian - $1,118, Jack W. Nicklaus II - $1,035, and Walter L. Ogle
- $1,118.

2 The Fund Complex consists of 13 investment companies.


     Each Trustee who is not an "interested person" is paid a meeting fee of $250 per meeting for each of the hub Portfolios and each of the funds in the Fund Complex that is not invested in a hub Portfolio. In addition, each such Trustee earns an annual fee, payable quarterly, based on the average net assets in the Money Market Portfolio, each fund in the Fund Complex that is not invested in a hub Portfolio, and the International Equity Fund based on the following schedule: Money Market Portfolio, 0.0005% of the amount of average net assets between $500 million and $1 billion; 0.0025% of the amount of average net assets exceeding $1 billion. For each of the funds in the Fund Complex that is not invested in a hub Portfolio, and the International Equity Fund, each Trustee is paid a fee of 0.00375% of the amount of each such fund's average net assets exceeding $15 million. Members of the Audit Committee for each of The Flex-funds and the Meeder Advisor Funds trusts, and the Portfolios are paid $500 for each Committee meeting. All other officers and Trustees serve without compensation from the Portfolio.

     The Board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Portfolio's independent auditors, including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following independent
Trustees of the Portfolio:  Charles  Donabedian,  Milton  Bartholomew and Walter
Ogle. The Nominating Committee is comprised of the following independent Trustees of the Portfolio: James Didion, Roger Blackwell and Charles

Donabedian. The Portfolio's Nominating Committee is responsible for the nomination of trustees to the Board. When vacancies arise or elections are held, the Committee considers qualified nominations including those recommended by shareholders who provide a written request (including qualifications) to the Nominating Committee in care of the Portfolio's address at 6000 Memorial Drive, Dublin, Ohio 43017. During the fiscal year ended December 31, 2002, the Audit Committee met two times and the Nominating Committee did not met.

     During the past fiscal year, the Trustees considered and approved the renewal of the Portfolio's investment advisory agreement with the Manager. In connection with this annual review, the Trustees, with the advice and assistance of independent counsel for the Portfolio, received and considered information and reports relating to the nature, quality and scope of the services provided to the Portfolio and the investment companies investing in the Portfolio by the Manager and its affiliates. The Trustees considered the level of and the reasonableness of the fees charged for these services, together with comparative fee and expense information showing, among other things, the fees paid for advisory, administrative, transfer agency, fund accounting and shareholder services and the total expense ratio of the investment companies investing in the Portfolio relative to its peer group of mutual funds. In addition, the Trustees considered, among other factors:

     o the effect of the investment advisory fee and fund administration fee structure on the expense ratio of the investment companies investing in the Portfolio;

     o the effect of the investment advisory fee and fund administration fee structure on the nature or level of services to be provided to the Portfolio and the investment companies investing in the Portfolio;

     o    the investment performance of the Portfolio;

     o    information  on  the  investment  performance,   advisory  fees,  fund
          administration fees and expense ratios of other registered investment companies in the Fund Complex;

     o information on the investment performance, advisory fees, fund administration fees and expense ratios of other investment companies not advised by the Manager but believed to be generally comparable in their investment objectives and size to the Portfolio;

     o the investment approach used by the Manager in the daily management of the Portfolio;

     o    information on personnel of the Manager's investment committee;

     o the continuing need of the Manager to retain and attract qualified investment and service professionals to serve the Portfolio in an increasingly competitive industry;


     o    soft dollars received by the Manager from Portfolio trades;

     o commissions received by Adviser Dealer Services, Inc. an affiliate of the Manager, for executing securities transactions on behalf of the Portfolio;

     o the Manager's policy regarding the aggregation of orders from the Portfolio and the Manager's private accounts; and

     o other ancillary benefits received by the Manager and its affiliates as a result of their provision of investment advisory and other services to the Portfolio and Fund.


     The Trustees also considered various improvements and upgrades in shareholder services made during the year, financial information about the Manager's costs, an analysis of historical profitability of the Portfolio and Funds' contracts to the Manager and its affiliates, and the importance of supporting quality, long-term service by the Manager to help achieve solid investment performance.


     The Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers as described below under Item 18.

     The Portfolio and the Adviser have each adopted a Code of Ethics that permits personnel subject to the Code to invest in securities, including, under certain circumstances and subject to certain restrictions, securities that may be purchased or held by the Portfolio. However, each such Code restricts personal investing practices by directors and officers of the Adviser and its affiliates, and employees of the Adviser with access to information about the purchase or sale of Portfolio securities. The Code of Ethics for the Portfolio also restricts personal investing practices of trustees of the Portfolio who have knowledge about recent Portfolio trades. Among other provisions, the Code of Ethics requires that such directors and officers and employees with access to information about the purchase or sale of Portfolio securities obtain preclearance before executing personal trades. Each Code of Ethics prohibits acquisition of securities without preclearance in, among other events, an initial public offering or a limited offering, as well as profits derived from the purchase and sale of the same security within 60 calendar days. These provisions are designed to put the interests of Portfolio shareholders before the interest of people who manage the Portfolio.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
-------------------------------------------------------------


     As of March 31, 2003, the Meeder Advisor Funds' International Equity Fund (the "Fund") has an investment in the Portfolio equaling approximately 59% of the Portfolio's interests. No Trustee or officer of the Portfolio or any other person, except the Fund, owns in the aggregate more than a 1% interest in the Portfolio as of the date of this Registration Statement.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
------------------------------------------------

                                     ADVISER

     Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc., is the investment adviser and manager for, and has an Investment Advisory Contract with, the Portfolio.

     Pursuant to the Investment Advisory Contract with the Portfolio, the Adviser, subject to the supervision of the Portfolio's Board of Trustees and in conformity with the stated objective and policies of the Portfolio, has general oversight responsibility for the investment operations of the Portfolio. In connection therewith, the Adviser is obligated to keep certain books and records of the Portfolio. The management services of the Adviser are not exclusive under the terms of the Investment Advisory Agreement and the Adviser is free to, and does, render management services to others.

     The Investment Advisory Contract for the Portfolio was separately approved by a vote of a majority of the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust. The Investment Advisory Contract is to remain in force so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, and in either case by vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) at a meeting called for the purpose of voting on such renewal.

     The Investment Advisory Contract provides that the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which the Investment Advisory Contract relates except for a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Investment Advisory Contract will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days' prior written notice by Majority Vote of the Portfolio, by the Trustees of the Portfolio, or by the Adviser.

     The expenses of the Portfolio include the compensation of the Trustees who are not affiliated with the Adviser or the Subadviser; registration fees; membership dues allocable to the Portfolio; fees and expenses of independent accountants, and any transfer agent or accountant of the Portfolio; insurance premiums and other miscellaneous expenses.

     Expenses of the Fund also include all fees under its Accounting and Administrative Service Agreement; expenses of meetings of shareholders and Trustees; the advisory fees payable to the Manager under the Investment Advisory Contract and other miscellaneous expenses.


     Under the Investment Subadvisory Agreement, the Manager, not the Portfolio, pays the Subadviser a fee, computed daily and payable monthly, in an amount equal to 100% of the investment advisory fees received by the Manager under its investment advisory contract with the Portfolio with regard to the first $10 million of average net assets of the International Equity Fund, 30% of such advisory fees received by the Manager with regard to the next $10 million of average net assets of the International Equity Fund and 65% of such advisory fees received by the Manager with regard to average net assets of the International Equity Fund greater than $20 million.


     For the year ended December 31, 2002, the Portfolio paid investment advisory fees to the Adviser totaling $224,073 ($41,647 for the period from inception on November 2, 2001 to December 31, 2001).

     Meeder Asset Management, Inc. was incorporated in Ohio on February 1, 1974 and maintains its principal offices at 6000 Memorial Drive, Dublin, Ohio 43017. The Adviser is a wholly-owned subsidiary of Meeder Financial, Inc. which is controlled by Robert S. Meeder, Sr. through the ownership of voting common stock. The Adviser's officers and directors are as set forth as follows: Robert
S. Meeder, Sr. Chairman and Sole Director; Ronald C. Paul, Treasurer; Donald F. Meeder, Assistant Secretary; Robert S. Meeder, Jr., President; David M. Rose, Chief Operating Officer; and Wesley F. Hoag, Vice President, Secretary and General Counsel. Mr. Robert S. Meeder, Sr. is President and a Trustee of the Portfolio. Each of Donald F. Meeder and Wesley F. Hoag is an officer of the Portfolio. Mr. Robert S. Meeder Jr. is a Trustee and officer of the Portfolio.

INVESTMENT SUBADVISER
---------------------

     CGU Fund Management ("CGU FM" or "Subadviser"), No. 1 Poultry, London, England EC2R 8EJ, serves as the Portfolio's Subadviser. CGU FM is a wholly-owned subsidiary of CGUN Plc, an international insurance and financial services organization that was formed as a result of the mergers of Commercial Union and General Accident in 1998 and Norwich Union in 2000. The Investment Subadvisory Agreement provides that the Subadviser shall furnish investment advisory services in connection with the management of the Portfolio. In connection therewith, the Subadviser is obligated to keep certain books and records of the Portfolio. The Adviser continues to have responsibility for all investment advisory services pursuant to the Investment Advisory Agreement and supervises the Subadviser's performance of such services.

     The Investment Subadvisory Agreement provides that the Subadviser will not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Portfolio, except a loss resulting from misfeasance, bad faith, gross negligence or reckless disregard of duty. The Investment Subadvisory Agreement provides that it will terminate automatically if assigned, and that it may be terminated without penalty by the Adviser, the Subadviser, the Trustees or by the vote of a majority of the outstanding voting securities of the Portfolio upon not less than 60 days' written notice. The Investment Subadvisory Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The Investment Subadvisory Agreement was approved by the Trustees, including all of the Trustees who are not parties to the contract or "interested persons" of any such party, and by the shareholders of the Portfolio.

     The Subadviser may invest the Portfolio's assets in financial futures contracts and related options.

                                 TRANSFER AGENT

     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., which acts as transfer agent for the Portfolio. Mutual Funds Service Co. maintains an account for each investor in the Portfolio, performs other transfer agency functions and acts as dividend disbursing agent for the Portfolio.


                           CUSTODIAN AND SUB-CUSTODIAN

     Pursuant to a Custodian Agreement, U.S. Bank, N.A., acts as the custodian of the Portfolio's assets (the "Custodian"). Pursuant to a Global Custody Agreement, The Chase Manhattan Bank, London Branch, acts as the sub-custodian of the Portfolio's assets (the "Sub-custodian"). The Custodian's and
Sub-custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments and maintaining books of original entry for Portfolio accounting and other required books and accounts. Securities held by the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Trustees of the Portfolio. The Custodian and Sub-custodian do not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and Sub-custodian and may deal with the Custodian and Sub-custodian as principal in securities transactions. For their services, the

Custodian and Sub-custodian will receive such compensation as may from time to time be agreed upon by them and the Portfolio.


                              INDEPENDENT AUDITORS

     KPMG LLP, 191 West Nationwide Boulevard, Columbus, Ohio 43215, serves as the Portfolio's independent auditors. The auditors audit financial statements for the Portfolio and provide other assurance, tax, and related services.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
---------------------------------------------------

     All orders for the purchase or sale of portfolio securities are placed on behalf of the Portfolio by the Adviser or Subadviser pursuant to authority contained in the investment advisory agreement and investment Subadvisory agreement. The Adviser and Subadviser are also responsible for the placement of transaction orders for accounts for which they or their affiliates act as investment adviser. In selecting broker-dealers, subject to applicable limitations of the federal securities laws, the Adviser and Subadviser consider various relevant factors, including, but not limited to, the size and type of the transaction; the nature and character of the markets for the security to be purchased and sold; the execution efficiency, settlement capability, and financial condition of the broker-dealer firm; the broker-dealer's execution services rendered on a continuing basis; the reasonableness of any commissions, and arrangements for payment of Portfolio expenses.

     The Portfolio's brokerage transactions involving securities of companies headquartered in countries other than the United States will be conducted primarily on the markets and principal exchanges of such countries. Foreign markets are generally not as developed as those located in the United States, which may result in higher transaction costs, delayed settlement and less liquidity for trades effected in foreign markets. Transactions on foreign exchanges are usually subject to fixed commissions that generally are higher than negotiated commissions on U.S. transactions. There is generally less government supervision and regulation of exchanges and brokers in foreign countries than in the United States.

     The Portfolio may execute portfolio transactions with broker-dealers who provide research and execution services to the Portfolio or other accounts over which the Adviser or Subadviser or their affiliates exercise investment discretion. Such services may include advice concerning the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or the purchasers or sellers of securities;
furnishing analyses and reports concerning issuers industries, securities, economic factors and trends, portfolio strategy, and performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). The selection of such broker-dealers generally is made by the Adviser and Subadviser (to the extent possible consistent with execution considerations) in accordance with a ranking of broker-dealers determined periodically by the Adviser and Subadviser investment staffs based upon the quality of research and execution services provided.

     The receipt of research from broker-dealers that execute transactions on behalf of the Portfolio may be useful to the Adviser and Subadviser in rendering investment management services to the Portfolio or their other clients, and conversely, such research provided by broker-dealers who have executed transaction orders on behalf of other Adviser and Subadviser clients may be useful to the Adviser and Subadviser in carrying out their obligations to the Portfolio. The receipt of such research is not expected to reduce the Adviser and Subadviser's normal independent research activities; however, it enables the Adviser and Subadviser to avoid the additional expenses that could be incurred if the Adviser and Subadviser tried to develop comparable information through their own efforts.

     Subject to applicable limitations of the federal securities laws, broker-dealers may receive commissions for agency transactions that are in excess of the amount of commissions charged by other broker-dealers in recognition of their research and execution services. In order to cause the Portfolio to pay such higher commissions, the Adviser and/or Subadviser must determine in good faith that such commissions are reasonable in relation to the value of the brokerage and research services provided by such executing broker-dealers viewed in terms of a particular transaction or the Adviser and/or Subadviser's overall responsibilities to the Portfolio and their other clients. In reaching this determination, the Adviser and/or Subadviser will not attempt to place a specific dollar value on the brokerage and research services provided or to determine what portion of the compensation should be related to those services.

     The Adviser and Subadviser are authorized to use research services provided by and to place portfolio transactions with brokerage firms that have provided assistance in the distribution of shares of the Funds or shares of other Flex-funds funds or Meeder Advisor Funds to the extent permitted by law.

     The Adviser and Subadviser may allocate brokerage transactions to broker-dealers who have entered into arrangements with the Adviser and Subadviser under which the broker-dealer allocates a portion of the commissions paid by the Portfolio toward payment of the Portfolio or the Fund's expenses, such as transfer agent fees of Mutual Funds Service Co. or custodian fees. The transaction quality must, however, be comparable to those of other qualified broker-dealers.

     The Portfolio may effect portfolio transactions with or through the Adviser and Subadviser, or their affiliates, when the Adviser or Subadviser, as appropriate, determine that the Portfolio will receive the best net price and execution. This standard would allow the Adviser or Subadviser, or their affiliates, to receive no more than the remuneration that would be expected to be received by an unaffiliated broker in a commensurate arm's-length transaction.

     The  Trustees  of  the  Portfolio   periodically  review  the  Adviser  and
Subadviser performance of their responsibilities in connection with the placement of portfolio transactions on behalf of the Portfolio and review the commissions paid by the Portfolio over representative periods of time to determine if they are reasonable in relation to the benefits to the Portfolio.

     From time to time, the Trustees of the Portfolio will review whether the recapture for the benefit of the Portfolio of some portion of the brokerage commissions or similar fees paid by the Portfolio on portfolio transactions is legally permissible and advisable.

     The Portfolio seeks to recapture soliciting broker-dealer fees on the tender of portfolio securities, but at present no other recapture arrangements are in effect. The Trustees of the Portfolio intend to continue to review whether recapture opportunities are available and are legally permissible and, if so, to determine in the exercise of their business judgment, whether it would be advisable for the Portfolio to seek such recapture.

     Although the Trustees and officers of the Portfolio are substantially the same as those of other portfolios managed by the Adviser, investment decisions for the Portfolio are made independently from those of other portfolios managed by the Adviser or accounts managed by affiliates of the Adviser. It sometimes happens that the same security is held in the portfolio of more than one of these funds or accounts. Simultaneous transactions are inevitable when several portfolios are managed by the same investment adviser, particularly when the same security is suitable for the investment objective of more than one portfolio.


     When two or more portfolios are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by the officers of the portfolios involved to be equitable to each portfolio. In some cases this system could have a detrimental effect on the price or value of the security as far as the Portfolio is concerned. In other cases, however, the ability of the Portfolio to participate in volume transactions will produce better executions and prices for the Portfolio. It is the current opinion of the Trustees of the Portfolio that the desirability of retaining the Adviser as investment adviser to the Portfolio outweighs any disadvantages that may be said to exist from exposure to simultaneous transactions. During the period from January 1, 2002 to December 31, 2002, the International Equity Portfolio paid total commissions of $29,914 ($82,496 in 2001; $68,050 in 2000) on the purchase and sale of securities.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate PRO RATA in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio determines its net asset value as of 3:00 p.m., New York time, each Fund Business Day by dividing the value of the Portfolio's net assets by the value of the investment of the investors in the Portfolio at the time the determination is made. (As of the date of this Registration Statement, the New York Stock Exchange is open for trading every weekday except for the following holidays (or days on which such holiday is observed): New Year's Day, Martin Luther King Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.) Purchases and reductions will be effected at the time of determination of net asset value next following the receipt of any purchase or reduction order.

     Portfolio securities are valued by various methods depending on the primary market or exchange on which they trade. Equity securities for which the primary market is the U.S. are valued at last sale price or, if no sale has occurred, at the closing bid price. Equity securities for which the primary market is outside the U.S. are valued using the official closing price or the last sale price in the principal market where they are traded. If the last sale price (on the local exchange) is unavailable, the last evaluated quote or last bid price is normally used. Short-term securities are valued either at amortized cost or at original cost plus accrued interest, both of which approximate current value. Fixed income securities are valued primarily by a pricing service that uses direct exchange quotes and a vendor security valuation matrix which incorporates both dealer-supplied valuations and electronic data processing techniques.

     This twofold approach is believed to more accurately reflect fair value because it takes into account appropriate factors such as institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data, without exclusive reliance upon quoted, exchange, or over-the-counter prices.

     Securities and other assets for which there is no readily available market are valued in good faith by the Board of Trustees. The procedures set forth above need not be used to determine the value of the securities owned by the Portfolio if, in the opinion of the Board of Trustees, some other method (e.g., closing over-the-counter bid prices in the case of debt instruments traded on an exchange) would more accurately reflect the fair market value of such securities.

     Generally, the valuation of foreign and domestic equity securities, as well as corporate bonds, U.S. government securities, money market instruments, and repurchase agreements, is substantially completed each day at the close of the New York Stock Exchange (NYSE).

     The values of any such securities held by the Portfolio are determined as of such time for the purpose of computing the Portfolio's net asset value. Foreign security prices are furnished by independent brokers or quotation services which express the value of securities in their local currency. The Manager gathers all exchange rates daily at approximately 3:00 p.m. Eastern time using the last quoted price on the local currency and then translates the value of foreign securities from their local currency into U.S. dollars. Any changes in the value of forward contracts due to exchange rate fluctuations and days to maturity are included in the calculation of net asset value. If an extraordinary event that is expected to materially affect the value of a portfolio security occurs after the close of an exchange on which that security is traded, then the security will be valued as determined in good faith by the Board of Trustees.

ITEM 19.  TAXATION OF THE PORTFOLIO.
------------------------------------

     The Portfolio is organized as a trust under New York law. Under the method of operation of the Portfolio, the Portfolio is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's taxable year-end is December 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

ITEM 20.  UNDERWRITERS.
-----------------------

     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
-------------------------------

     The financial statements and independent auditors' report required to be included in this Statement of Additional Information are incorporated herein by reference to the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 2002. The Portfolio will provide the Annual Report without charge at written request or request by telephone.

                                     PART C

ITEM 23.  EXHIBITS
------------------

     (a) Declaration of Trust of the Registrant--filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

     (b) By-Laws of the Registrant--filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

     (c)  Not applicable.

     (d) (1) Form of Investment Advisory Agreement between the Registrant and Meeder Asset Management, Inc. --filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

          (2) Form of Investment Subadvisory Agreement among the Registrant, Meeder Asset Management, Inc. and CGU Fund Management--filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

     (e)  Not applicable.

     (f) Deferred Compensation Plan for independent Trustees --filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

     (g) Form of Global Custody Agreement between the Registrant and The Chase Manhattan Bank (London Branch)--filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

     (h) (1) Form of Administration Agreement between the Registrant and Mutual Funds Service Co.--filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

          (2) Form of Accounting Services Agreement between the Registrant and Mutual Funds Service Co.--filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

     (i)  Not applicable.

     (j)  Consent of KPMG LLP, Independent Auditors is filed herewith.

     (k)  Not applicable.

     (l) Investment representation letters of initial investors --filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

     (m)  Not applicable.

     (n)  Not applicable.

     (o)  Not applicable.

     (p) Codes of Ethics for the Portfolio, Meeder Financial and Meeder Asset Management, Inc.--filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

     (q) Powers of Attorney of Trustees of the Portfolio-- filed as an exhibit to Registrant's initial Registration Statement on Form N-1A filed with the Commission on October 31, 2001, which exhibit is incorporated herein by reference.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
-----------------------------------------------------------------------

         Not applicable.

ITEM 25.  INDEMNIFICATION.
--------------------------

     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 23(a) of this Registration Statement.

     The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy and under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act").

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
--------------------------------------------------------------

     Not applicable.

ITEM 27.  PRINCIPAL UNDERWRITERS.
---------------------------------

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
-------------------------------------------

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                         ADDRESS

Meeder Asset Management, Inc.                6000 Memorial Drive
  (investment adviser)                       Dublin, OH  43017

Mutual Funds Service Co.                     6000 Memorial Drive
  (transfer and accounting                   Dublin, OH  43017
    services agent)

The Chase Manhattan Bank (London Branch)     125 London Wall
  (custodian)                                London, England

ITEM 29.  MANAGEMENT SERVICES.
------------------------------

     Not applicable.

ITEM 30.  UNDERTAKINGS.
-----------------------

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin and State of Ohio on the 24th day of April, 2003.

                                        INTERNATIONAL EQUITY PORTFOLIO


                                        By /s/ Wesley F. Hoag
                                           ---------------------
                                             Wesley F. Hoag
                                             Vice President